CONFIDENTIAL COMMERCIAL AGREEMENT

Appendix 2
PROTOCOL

NEUROKINE NK001 CABG STUDY PROTOCOL

Title	A RANDOMIZED PLACEBO-CONTROLLED STUDY TO ASSESS THE EFFECTS OF NK-001 IN PROTECTING AGAINST THE COGNITIVE SIDE EFFECTS OF CORONARY ARTERY BYPASS GRAFT (CABG) SURGERY
Clinical Phase	2a
Objective(s)
1. To evaluate the effects of NK-001 in preventing cognitive side effects following CABG surgery

2. To evaluate the safety and tolerability of NK-001 in patients undergoing CABG surgery

3. To assess plasma levels of NK-001 in patients undergoing CABG surgery

4. To evaluate the effects of NK-001 on serum TNF alpha levels in patients undergoing CABG surgery

5. To examine the relationship between markers of blood brain barrier dysfunction and cognitive outcome in patients undergoing CABG surgery

Methodology
Patients undergoing elective CABG surgery on cardiopulmonary bypass will be screened to rule out other significant cardiac, neurological, or systemic disease and to ensure that they are cognitively normal. They will be randomized to receive either NK-001 or placebo prior to surgery. A battery of cognitive tests to cover memory, visuospatial function, executive function, and general cognition will be carried out at baseline, 1 week (or day of discharge if earlier), 6 weeks, and 3 months following surgery. Safety and tolerability will be evaluated over this period. Plasma levels of NK-001 will be evaluated over the week following the first dose. Levels of TNF alpha in serum will be evaluated over the course of treatment. Blood brain barrier dysfunction will be evaluated using serum S-100 levels over the course of treatment.

Number of Subjects	50 (25 active: 25 placebo)
Number of Study Centers	4 - 6
Duration of Subject Participation	Screening period plus 3 months. Treatment period 2 weeks; duration of observation 3 months.
Duration of Study	6 months
Study Period	Study to commence June 1, 2008 with enrollment complete by August 31, 2008, and last patient complete by December 31, 2008

Main Criteria for Inclusion

• Patients undergoing elective CABG surgery on cardiopulmonary bypass

• Age between 18 – 75 years

• Males and females of non child bearing potential

• Cognitively normal with an MMSE score ≥ 26

• Must be able to read and write in language of cognitive test administration (English or other validated language)

• Must be able to comply with scheduled visits, treatment plan, laboratory tests, and other trial procedures

• Evidence of a personally signed and dated informed consent document indicating that the subject has been informed of all pertinent aspects of the trial

• Must have a body mass index (BMI) of 19-32 kg/m2

• Normal or not clinically significant results (as determined by the principal investigator and medical monitor) on a clinical chemistry screening battery

• Normal screening results for complete blood counts (CBC), differential counts, and platelet counts

• Negative serology for HIV, Hepatitis B, and Hepatitis C antigens

• Negative history of TB and chest Xray not suggestive of active or latent TB

• Must be in general good health, in the opinion of the an investigator, based on medical history, physical examination, vital signs, 12-lead ECG, and laboratory values, including hematology and chemistry values

Main Criteria for Exclusion

• Diagnosis or history of dementia or neurodegenerative disorders (e.g. Parkinson’s disease, Alzheimer’s disease, Lewy body disease, frontotemporal dementia, vascular dementia)

• Diagnosis or history of other causes of cognitive dysfunction including but not limited to vitamin B12 deficiency, untreated thyroid disease, syphilis, alcoholism, and severe or recurrent head injury that resulted in unconsciousness

• Diagnosis or history of cerebrovascular disease (e.g. stroke, transient ischemic attack), severe carotid stenosis (≥ 70%), intracranial tumor, subarchnoid hemorrhage, or subdural hematoma

• Women of childbearing potential

• History or symptoms of autoimmune disorders (e.g. inflammatory bowel disease, multiple sclerosis, systemic lupus erthythematosis)

• History of cancer within the last five years (except for cutaneous basal cell or squamous cell cancer resolved by excision)

• Current history of congestive heart failure (NY Stage 3 or 4) or significant valvular heart disease

• Current history of clinically significant cardiac arrhythmia, heart block, or conduction defect

• Current significant renal or hepatic disease

• Subjects with uncontrolled hypertension which in the opinion of the investigator would increase subject risk

• Diabetics who are insulin dependent, unstable, or have Hb A1c levels > 7%. Stable diabetics will be acceptable

• History of syncope, seizure, or unexplained loss of consciousness

• History of schizophrenia, bipolar disorder, depression, or other severe mental illness

• History of alcohol or drug abuse (as defined by the DSM-IV) within 5 years

• Sensitivity to NK-001 or any of its components

• History of allergic or anaphylactic reaction to any therapeutic or diagnostic monoclonal antibody or IgG-fusion protein

• Patients on anakinra

• Patients planning on receiving live virus vaccine treatment within the treatment period

• Any evidence of active local or systemic infection within two weeks of dosing

• Donation of blood within 8 weeks prior to dosing and for the duration of the study

• Participation in any other experimental protocol within the previous 3 months

• Any other condition, which in the opinion of an investigator, would put the subject at increased safety risk or otherwise make the subject unsuitable for this study

• Any subject who will not be able to return to the clinic for follow up assessments

Test Article(s	NK-001 (Etanercept)
Dosage and Administration
50 mg. per dose subcutaneously. One dose subcutaneously one week prior to CABG surgery and repeated just prior to surgery, the the final dose repeated one week (or on the day of discharge if earlier) post surgery.

Criteria for Evaluation Pharmacodynamics: Safety: Pharmacokinetics:
Cognition will be evaluated using a standardized battery of tests including the Rey Auditory Verbal Learning Test, Trail Making A and B, Grooved Pegboard Test (dominant and non-dominant hand), the Digit Symbol Substitution Test, the Digit Span Forward and Digit Span Backward Test, the Controlled Oral Word Association Test, Stroop Colour Word Test, the Boston Naming Test (short form), and Rey Complex Figure Copy and Immediate Recall. The Mini Mental Status Exam will be done at screening only.
Serum TNF alpha levels will be measured predose, before each of the three doses of NK-001, and at the six week follow up visit.
Serum S-100 levels will be measured predose, before each of the three doses of NK-001, and at the six week follow up visit.

Vital signs, ECG, biochemistry, hematology, adverse events, physical exam.

Plasma levels of NK-001 will be measured predose prior to each of the three doses.

Statistical Analysis
Statistical comparison of differences will be made between pre and post operative scores on all cognitive domains. Statistical relationships between cognitive function and TNF alpha levels, S-100 levels, and NK-001 levels will be explored. Safety data will be evaluated, comparing treatment and placebo groups.

CONFIDENTIAL COMMERCIAL AGREEMENT

Appendix 3

NK001 Clinical Trial Payment schedule to Virtus Clinical and milstones

Initial Payment	$60,000	Start up fees from first invoice

Payment 1.	$50,000	Trial insurance plus our investigator meeting costs [Month 1]

Milestone 1. Setup phase, Investigation sites identified

Payment 2.	$256,900	Second Virtus payment plus start up investigator costs and pass labs and data management [Month 2]

Milestone 2. Patient enrolment completed

Payment 3	$61,700	Investigator costs plus pass through labs and data management [Month 3]

Payment 4.	$185,000	Investigator costs and pass through labs and data management [Month 4]

Payment 5.	$205,900	Third Virtus payment plus investigator costs and pass through labs and data management [Month 5]

Milestone 3. Completion of 6 month follow up.

Payment 6.	$51,700	Investigator costs and pass through labs and data management [Month 6]

Payment 7.	$51,700	Investigator costs and pass through labs and data management [Month 7]

Payment 8.	$82,800	Fourth Virtus payment plus investigator costs and pass through labs and data management [Month 8]

Payment 9.	$82,100	Final Virtus payment plus investigator costs and pass through labs and data management [Month 9]

Milestone 4. Final report issued. [Month 12]

TOTAL	$1,087,800

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